UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011

WSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53003	26-1219088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4201 Mitchellville Road, Suite 200
Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 352-3120

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2011, WSB Holdings, Inc. (the “Company”) and its wholly owned subsidiary, The Washington Savings Bank (the “Bank”), entered into separate Supervisory Agreements with the Office of Thrift Supervision (the “OTS”), their primary banking regulator.

The Company’s Supervisory Agreement and the Bank’s Supervisory Agreement (collectively, “Agreements”), which are formal enforcement actions initiated by the OTS, require the Company and the Bank to take certain measures to improve their safety and soundness and maintain ongoing compliance with applicable laws.  The Agreements will remain in effect until they are terminated, modified or suspended by the OTS.

Under the terms of the Company’s Supervisory Agreement, the Company has agreed, among other things, to:

•             Submit a business plan by July 31, 2011, and each year thereafter which, among other things: (i) addresses all corrective actions in its 2010 Report of Examination (first business plan only); (ii) ensures adequate capital and outlines methods to raise additional capital if needed; and (iii) includes plans and strategies to improve asset quality, strengthen and improve earnings, and maintain appropriate levels of liquidity at the Bank;

•             Not declare or pay any cash dividends or make any other capital distributions without the prior non-objection of the OTS;

•             Not enter into any new contractual arrangements or renew, extend or revise any existing contractual arrangements related to compensation or benefits with any director or senior executive officer of the Company without the prior written notice to the OTS;

•             Comply with the prior regulatory notification requirements for any changes in directors or senior executive officers;

•             Not make any golden parachute or prohibited indemnification payments unless such payment complies with the applicable rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”) or OTS, respectively;

•             Not enter into any new transactions with affiliates without prior notification to the OTS; and

•             Designate a committee of the Board to monitor and coordinate the Company’s compliance with the Company’s Supervisory Agreement.

Under the terms of the Bank’s Supervisory Agreement, the Bank has agreed, among other things, to:

•             Submit a business plan by July 31, 2011, and each year thereafter which, among other things: (i) addresses all corrective actions in its 2010 Report of Examination (first business plan only); (ii) ensures adequate capital and outlines methods to raise additional capital if needed; (iii) includes plans and strategies to improve asset quality, strengthen and improve earnings, and maintain appropriate levels of liquidity at the Bank; and (iv) includes strategies for ensuring the Bank has adequate financial and personnel resources necessary to implement and adhere to the business plan;

•             Within 60 days prepare and adopt a written plan to reduce the Bank’s level of criticized assets, including resolution plans for each criticized asset and delinquent loan or group of loans to the same borrower equal to or greater than $500,000;

•             Within 60 days revise the Bank’s Allowance for Loan and Lease Losses Policy to, among other things, address all corrective action set forth in its 2010 Report of Examination and incorporate specific valuation allowance increases for impaired, collateral-dependent loans in the loss history;

•             Ensure that all impaired or otherwise troubled loans have updated appraisals or evaluations as needed;

•             Within 60 days revise its liquidity and funds management policies and procedures to address all applicable corrective actions set forth in the 2010 Report of Examination and incorporate a projected sources and uses of funds analysis, and that includes a Contingency Funding Plan that includes: (i) alternative funding sources; and (ii) sources and uses of funds projections under various stress scenarios;

•             Beginning June 30, 2011, submit a quarterly assessment of the Bank’s current liquidity position;

•             Within 60 days, submit a brokered deposit plan that, among other things, details strategies to reduce the Bank’s current level of brokered deposits.  In addition, the Bank is prohibited from increasing the amount of its brokered deposits without prior non-objection of the OTS;

•             Within 30 days, revise the Bank’s written program for identifying, monitoring and controlling risks associated with concentrations of credit to address all applicable corrective actions set forth in the 2010 Report of Examination and, among things: (i) establish prudent concentration limits expressed as a percentage of Tier 1 (Core) Capital plus the Allowance for Loan and Lease Losses; (ii) establish enhanced risk analysis, monitoring and management for established stratification categories of concentrations; (iii) contain review procedures and reporting requirements to identify, monitor and control risks associated with concentrations of credit; and (iv) contain a written action plan for bringing the Bank into compliance with its concentration of credit limits;

•             Not declare or pay any cash dividends or make any capital distributions without the prior written approval of the OTS;

•             Not increase the Bank’s total assets in excess of the amount equal to net interest credited on deposit liabilities without the prior non-objection of the OTS.  The Bank has requested a limited exception to this restriction from the OTS;

•             Not make any golden parachute or prohibited indemnification payments unless such payment complies with the applicable rules and regulations of the FDIC or OTS, respectively;

•             Not enter into any new contractual arrangements or renew, extend or revise any existing contractual arrangements related to compensation or benefits with any director or senior executive officer of the Bank without the prior written notice to the OTS; and

•             Comply with the prior regulatory notification requirements for any changes in directors or senior executive officers;

•             Not enter into any new transactions with affiliates without prior notification to the OTS;

•             Not enter into any new arrangement or contract with third parties that is significant or outside its normal course of business without the prior non-objection of the OTS; and

•             Designate a committee of the Board to monitor and coordinate the Bank’s compliance with the Bank’s Supervisory Agreement and completion with all corrective actions required in the 2010 Report of Examination.

For certain items, management must prepare status reports for the Boards of Directors’ review on a quarterly basis and the Boards of Directors must maintain ongoing review and oversight.  Management and the Board of Directors of the Company and the Bank believe they will be able to complete the requirements within the specified timeframes, although compliance will be determined by the OTS and not by the Company or the Bank.  Management and the Board of Directors of the Company and the Bank are committed to taking all necessary actions to promptly address the requirements of the Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2011	WSB HOLDINGS, INC.

/s/ Carol A. Ramey
Carol A. Ramey
Senior Vice President and Chief Financial Officer